Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of VAALCO Energy, Inc. for the year ended December 31, 2025. We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from VAALCO Energy, Inc.'s oil and gas reserves as of December 31, 2025, 2024, and 2023, and to the inclusion of our reports dated February 26, 2026, and February 27, 2026, as well as the two reports dated March 3, 2026, as exhibits to the Annual Report on Form 10‑K of VAALCO Energy, Inc. for the year ended December 31, 2025. We further consent to the incorporation by reference thereof into VAALCO Energy, Inc.'s Registration Statements on Forms S-3 (Nos. 333-284185) and Forms S-8 (Nos. 333-279986, 333-257028, 333-239424, 333-218824, and 333-197180).

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Richard B. Talley, Jr.
By:
Richard B. Talley, Jr., P.E.
Chairman and Chief Executive Officer

Houston, Texas
March 20, 2026